UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WEBSITE PROS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3327894
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12375 Gran Bay Parkway West, Building 200

Jacksonville, Florida 32258

(904) 680-6600

(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which the form relates: 333-124349

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
N/A	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock,” commencing at page 84 of the Prospectus included in the Registrant’s Form S-1 Registration Statement, No. 333-124349, as amended, initially filed with the Securities and Exchange Commission on April 27, 2005 (the “Registration Statement”), and is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Website Pros, Inc.#

3.2	Bylaws of Website Pros, Inc.#

3.3	Form of Amended and Restated Certificate of Incorporation of Website Pros, Inc. to be effective upon completion of this offering.#

3.4	Form of Amended and Restated Bylaws of Website Pros, Inc. to be effective upon completion of this offering.#

4.2	Specimen Stock Certificate.#

4.3	Investors’ Rights Agreement dated December 10, 2003, as amended by the Omnibus Amendment Agreement dated February 14, 2005.#

4.4	Warrant dated February 15, 2002, exercisable for 357,142 shares of common stock (pre-split).#

4.5	Warrant dated February 14, 2002, exercisable for 4,500 shares of common stock (pre-split).#

4.6	Warrant dated December 10, 2003, exercisable for 1,042,028 shares of Series A convertible redeemable preferred stock (pre-split).#

4.7	Warrant dated April 27, 2004, exercisable for 364,710 shares of Series A convertible redeemable preferred stock (pre-split).#

#	Filed as an exhibit to the Registration Statement and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WEBSITE PROS, INC. (Registrant)

Date: October 26, 2005	By:	/s/ David Brown
David Brown Chief Executive Officer